Exhibit 10.1

STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION
PURCHASE AGREEMENT

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ITEM SEGMENT NO.:	405270-1
DISTRICT:	08
FEDERAL PROJECT NO.:	N/A
STATE ROAD NO.:	589 (Suncoast 2)
COUNTY:	Hernando
PARCEL NO.:	101

Seller:	Sugarmill Woods, Inc.

Buyer: State of Florida, Department of Transportation

Buyer and Seller hereby agree that Seller shall sell and Buyer shall buy the following described property pursuant to the following terms and conditions:

I.	Description of Property
(a)	Estate being purchased: ☒	Fee Simple	Permanent Easement	Temporary Easement	Leasehold
(b) Real propery described as:	405270-1 Parcel 101 a portion of Sugarmill Woods, Palm Village Subdivision as per O.R. Book 298 page 647 and O.R. Book

(c) Personal propety	N/A

(d) Outdoor advertising structure(s) permit number(s)	N/A

Buildings, structures, fixtures and other improvements owned by others:	N/A

These items are NOT included in this agreement. A separate offer is being, or has been, made for these items.

II.
PURCHASE PRICE

(a)
Real Property

Land		1.	$ 2,500,000.00
Improvements		2.	$ 0.00
Real Estate Damages (Severance/Cost-to-Cure)		3.	$ 500,000.00
	Total Real Property	4.	$ 3,000,000.00
(b)	Total Personal Property	5.	$ 0.00
(c)	Fees and Costs
	Attorney Fees	6.	$ 337,560.00
	Appraiser Fees	7.	$ 29,620.00
	Engineer Fees - $42,851.40
	Planner Fees - $25,256.48
	Fee(s)	8.	$ 68,107.88
	Total Fees and Costs	9.	$ 435,287.88
(d)	Total Business Damages	10.	$ 0.00
(e)	Total of Other Costs	11.	$ 0.00
	List:

Total Purchase Price (Add Lines 4, 5, 9, 10 and 11)		$ 3,435,287.88
(f)	Portion of Total Purchase Price to be paid to	$ 3,000.000.00
Seller by Buyer at Closing
(g)	Portion of Total Purchase Price to be paid to	$ 0.00
Seller by Buyer upon surrender of possession

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III.
Conditions and Limitations

(a)
Seller is responsible for all taxes due on the property up to, but not including, the day of closing.

(b)
Seller is responsible for delivering marketable title to Buyer. Marketable title shall be determined according to applicable title standards adopted by the Florida Bar in accordance with Florida Law subject only to those exceptions that are acceptable to Buyer. Seller shall be liable for any encumbrances not disclosed in the public records or arising after closing as a result of actions of the Seller.

(c)
Seller shall maintain the property described in Section I of this agreement until the day of closing. The property shall be maintained in the same condition existing on the date of this agreement, except for reasonable wear and tear.

(d)
Any occupancy of the property described in Section I of this agreement by Seller extending beyond the day of closing must be pursuant to a lease from Buyer to Seller.

(e)
The property described in Section I of this agreement is being acquired by Buyer for transportation purposes under threat of condemnation pursuant to Section 337.25 Florida Statutes.

(f)
Pursuant to Rule 14-10.004, Florida Administrative Code, Seller shall deliver completed Outdoor Advertising Permit Cancellation Form(s), Form Number 575-070-12, executed by the outdoor advertising permit holder(s) for any outdoor advertising structure(s) described in Section I of this agreement and shall surrender, or account for, the outdoor advertising permit tag(s) at closing.

(g)
Seller agrees that the real property described in Section I of this agreement shall be conveyed to Buyer by conveyance instrument(s) acceptable to Buyer.

(h)
Seller and buyer agree that this agreement represents the full and final agreement for the herein described sale and purchase and no other agreements or representations, unless incorporated into this agreement, shall be binding on the parties.

(i)
Other:
    Seller agrees the purchase price reflected in Section II includes compensation for all fees, costs and business claims, if any.

(j)
Seller and Buyer agree that a real estate closing pursuant to the terms of this agreement shall be contingent on delivery by Seller of an executed Public Disclosure affidavit in accordance with Section 286.23, Florida Statutes.

IV.
Closing Date

The closing will occur no later than 60 days after Final Agency Acceptance.

V.
Typewritten or Handwritten Provisions

Any typewritten or handwritten provisions inserted into or attached to this agreement as addenda must be initialed by both Seller and Buyer.
☒  There is an addendum to this agreement. Page 4 & 5  is made a part of this agreement.
☐  There is not an addendum to this agreement.

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VI.
Seller and Buyer hereby acknowledge and agree that their signatures as Seller and Buyer below constitute their acceptance of this agreement as a binding real estate contract.

It is mutually acknowledged that this Purchase Agreement is subject to Final Agency Acceptance by Buyer pursuant to Section 119.0711, Florida Statutes. A closing shall not be conducted prior to 30 days from the date this agreement is signed by Seller and Buyer to allow public review of the transaction. Final Agency Acceptance shall not be withheld by Buyer absent evidence of fraud, coercion, or undue influence involving this agreement. Final Agency Acceptance shall be evidenced by the signature of Buyer in Section VII of this agreement.

Seller(s)		Buyer

/s/ Laurence A. Schiffer	3/25/16	State of Florida Department of Transportation
Signature	Date
		BY: /s/ Nick Bowman	4/27/16
Laurence A. Schiffer, President		Signature	Date
Type or print name

Nick Bowman – Dep. R/W Mgr. – Production
Signature	Date	Type or print name

Type or print name

VII.
FINAL AGENCY ACCEPTANCE

The Buyer has granted Final Agency Acceptance this    day of

BY:	/s/ Joseph D. Jeffers	Joseph D. Jeffers – Right of Way Manager
	Signature	Type or print name and title

Legal Review:	[Illegible signature]	Date

_______________________________________________________________________
 Type or print name and title

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ADDENDUM

The Buyer and Seller agree to the following:

1.
The provisions contained in this Addendum shall supersede any conflicting provisions in the body of the Purchase Agreement.
2.
Buyer and Seller are parties to that certain Purchase & Sale Agreement for real property of Seller identified as Item Segment No. 405270-1 in District 8, Parcel 104 (the “Contingency Contract”). It shall be a condition precedent to Seller's obligation to proceed to closing on the transaction contemplated by this agreement that there shall be a simultaneous closing of the transaction contemplated by the Contingency Contract. Should the transaction contemplated by the Contingency Contract fail to proceed to closing in accordance with the terms thereof for any reason, Seller shall be entitled to terminate this agreement upon notice to Buyer, whereupon this agreement shall terminate and the parties shall have no further rights or obligations hereunder, except those which by their express terms are intended to survive such termination.

3.
Seller shall have no obligation to cure title defects objectionable to Buyer.

4.
Buyer shall notify Seller of title defects unacceptable to Buyer in writing and within ten
(10) days thereafter, Seller shall advise Buyer whether or not Seller shall attempt cure thereof.
a.
If Seller elects to attempt cure, Seller shall have a period of forty-five (45) days within which to attempt cure.

b.
If Seller does not elect to cure or if having so elected Seller shall be unable to effectuate such cure in a commercially reasonable manner (as determined by Seller in its sole and absolute discretion), Seller shall notify Buyer of the same, whereupon Buyer may within ten (10) days thereafter elect either:

(i)
terminate this agreement upon written notice to Seller, in which event this agreement and the Contingency Contract shall both terminate and the parties shall have no further rights or obligations hereunder, except those which by their express terms are intended to survive such termination; or

(ii)
to accept such title as Seller is able to convey and proceed to Closing without reduction in the Purchase Price for the uncured title defects.

In the event Buyer does not timely provide notice of termination pursuant to paragraph (i) above, Buyer will conclusively be deemed to have elected to proceed pursuant to paragraph (ii) above.

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5.
Seller has advised that the sale of the subject property together with the lands subject to the Contingency Contract requires approval of the shareholder(s) of the Seller. Accordingly, Seller's obligations under this agreement are expressly conditioned upon the approval of both this agreement and of the Contingency Contract by Seller's shareholders (“Shareholder Consent”) in accordance with the terms of Seller's organizational documents. Seller shall make all disclosures to Seller's shareholder(s), shall make any filings, and shall take all commercially reasonable efforts to obtain Shareholder Consent in a timely manner from and after the Effective Date of this agreement.

6.
The Closing Date shall not occur until Seller has obtained and delivered to Buyer reasonable evidence that Seller has obtained of Shareholder Consent. Seller shall obtain Shareholder Consent within seventy-five (75) days of the day of Final Agency acceptance of both this agreement and the Contingency Contract. Provided, however, in the event Seller has not obtained Shareholder Consent on or before May 31, 2016, either party may terminate both this agreement and the Contingency Contract upon written notice to the other party given prior to Seller obtaining Shareholder Consent, whereupon this agreement and the Contingency Contract shall both terminate and the parties shall have no further rights or obligations hereunder, except those which by their express terms are intended to survive such termination.

Signed and dated this    26th    day of          April          , 2016, by and between:

Seller		Buyer

Sugarmill Woods, Inc.		State of Florida Department of Transportation

/s/ Laurence A. Schiffer	3/25/16	/s/ Nick Bowman	4/27/16
Signature	Date	Signature	Date

Laurence A. Schiffer, President		BY: Nick Bowman, Deputy RW Manager
Type or print name		Type or print name